UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2018
Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ		07033
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (908) 740-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) Mr. Adam Schechter, Executive Vice President and President, Global Human Health, will step down from that position, effective December 31, 2018. Pursuant to an agreement (the “Agreement”) between the Company and Mr. Schechter, he will thereafter act as a special advisor to the Chairman and Chief Executive Officer, after which he will leave the Company. In connection with the restructuring and elimination of his position, Mr. Schechter will be eligible for benefits under the Company’s U.S. Separation Benefits Plan. Subject to his execution of a general release of claims and continuing compliance with certain restrictive covenants, these benefits provide 78 weeks of separation pay as well as certain health and welfare benefits. In addition, under the Agreement, Mr. Schechter has agreed to a one-year non-competition agreement, in consideration for which the Company will pay Mr. Schechter $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date:	December 10, 2018	By:	/s/ Karen L. Mealey
KAREN L. MEALEY
Assistant Secretary